UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 8, 2018

VIASAT, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-21767	33-0174996
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6155 El Camino Real

Carlsbad, California 92009

(Address of Principal Executive Offices, Including Zip Code)

(760) 476-2200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 8, 2018, the Board of Directors (the “Board”) of ViaSat, Inc. (the “Company”) increased the size of the Board to ten directors and appointed Sean Pak as a director to fill the newly created vacancy on the Board. Mr. Pak will serve as a Class II director, with an initial term expiring at the Company’s 2019 Annual Meeting of Stockholders. With the appointment of Mr. Pak, the Board now consists of ten members, eight of whom are independent directors.

Mr. Pak has been a partner at Quinn Emanuel Urquhart & Sullivan LLP since 2009, and he currently serves as the Co-Chair of its National Intellectual Property Litigation Practice. Mr. Pak provides our Board with significant expertise in intellectual property development, strategy and enforcement, along with technological and engineering expertise in satellite systems, electrical engineering and computer science. From 2002 to 2009, Mr. Pak was an attorney at Latham & Watkins LLP, and previously worked in engineering roles at Intel Corporation and the Massachusetts Institute of Technology (MIT) Artificial Intelligence Laboratory. He is a litigator with extensive experience litigating patents, trade secrets, copyrights and other intellectual property. Mr. Pak received a J.D. degree (cum laude) from Harvard Law School, and B.S. and M. Eng. degrees in Electrical Engineering and Computer Science from MIT.

Mr. Pak will be compensated under the Company’s non-employee director compensation policy as in effect from time to time, as most recently described in the Company’s 2017 proxy statement filed with the Securities and Exchange Commission on July 21, 2017. Mr. Pak will also enter into the Company’s standard form of director and officer indemnification agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 11, 2018	ViaSat, Inc.

	By:	/s/ Paul Castor
Paul Castor
Vice President, Chief Corporate Counsel